Exhibit 99.1
GENERAL CABLE REPORTS FIRST QUARTER 2018 RESULTS
HIGHLAND HEIGHTS, KENTUCKY, May 7, 2018 - General Cable Corporation (NYSE: BGC) reported today results for the first quarter ended March 30, 2018. For the quarter, reported loss per share was $0.08 and reported operating income was $34 million. Adjusted earnings per share and adjusted operating income were $0.20 and $38 million, respectively, for the quarter. See page two of this press release for the reconciliation of reported to adjusted results and related disclosures.

Michael T. McDonnell, President and Chief Executive Officer, said, “Our first quarter reflects continued performance improvement in Latin America, stronger subsea and land turnkey project activity in Europe, and demand stability in our North America businesses, particularly electric utility, construction and automotive. Although commodity pricing and business dynamics related to our review of strategic alternatives and pending transaction with Prysmian S.p.A. affected results, our 2018 outlook is positive, as seasonal demand trends, turnkey project activity and restructuring savings are expected to drive sequential and year over year improvement in the second quarter.” McDonnell continued, “Regarding the pending merger with Prysmian, we are also pleased that the regulatory approval process is advancing, and we continue to expect the merger to be completed by the third quarter of 2018, subject to receiving the remaining regulatory approvals and satisfying other customary conditions.”

Summary

•	Reported operating income of $34 million was up $10 million year over year primarily due the wind down of restructuring costs coupled with stronger subsea and land turnkey project activity in 2018

•
Adjusted operating income of $38 million decreased $7 million year over year as continued performance improvement in Latin America and stronger subsea and land turnkey project activity in Europe were more than offset by subsiding metal benefits and unfavorable product mix in North America

◦	Impact of rising metal prices was a benefit of $2 million and $7 million for the first quarter of 2018 and 2017, respectively

•	Operating cash flow was a use of $86 million for the first quarter of 2018 driven by investments in working capital and rising metal prices

•	Maintained significant liquidity with $255 million of availability on the Company’s $700 million asset-based revolving credit facility and $54 million of cash and cash equivalents

First Quarter Segment Demand
North America - Unit volume as measured in metal pounds sold was up 4% versus prior year driven by stronger demand for construction, automotive and aluminum rod products.

Europe - Unit volume as measured in metal pounds sold was up 7% versus prior year driven by stronger demand for electric utility products including subsea and land turnkey project activity.

Latin America - Unit volume as measured in metal pounds sold was down 10% versus prior year driven by uneven spending on electric infrastructure and construction projects throughout the region as well as the impact of the Company’s go-to-market initiatives focused on margin improvement. Aerial transmission cables in Brazil as measured in metal pounds sold was down 8% year over year.

Net Debt
At the end of the first quarter 2018 and the end of the fourth quarter 2017, total debt was $1,169 million and $1,086 million, respectively, and cash and cash equivalents were $54 million and $85 million, respectively. The increase in net debt was driven by seasonal investments in working capital and rising metal prices.

Non-GAAP Financial Measures
Adjusted operating income (defined as operating income before extraordinary, nonrecurring or unusual charges and other certain items), adjusted earnings per share (defined as diluted earnings per share before extraordinary, nonrecurring or unusual charges and other certain items) and net debt (defined as long-term debt plus current portion of long-term debt less cash and cash equivalents) are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission (“SEC”). Metal-adjusted revenues and return on metal-adjusted sales on a segment basis, both of which are non-GAAP financial measures, are also provided herein. See “Segment Information.”

These Company-defined non-GAAP financial measures exclude from reported results those items that management believes are not indicative of our ongoing performance and are being provided herein because management believes they are useful in analyzing the operating performance of the business and are consistent with how management reviews our operating results and the underlying business trends. Use of these non-GAAP measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Historical segment adjusted operating results are disclosed in the First Quarter 2018 Investor Presentation available on the Company’s website.

A reconciliation of GAAP operating income (loss) and diluted earnings (loss) per share to adjusted operating income and earnings per share follows:

First Quarter of 2018 versus First Quarter of 2017
	First Quarter
	2018		2017
In millions, except per share amounts	Operating Income	EPS	Operating Income *	EPS
Reported	$ 34.3	$ (0.08)	$ 24.2	$ 0.24
Adjustments to reconcile operating Income/EPS
Non-cash convertible debt interest expense (1)	-	0.01	-	0.01
Mark to market (gain) loss on derivative instruments (2)	-	0.24	-	(0.10)
Restructuring and divestiture costs (3)	2.8	0.03	14.1	0.09
Legal and investigative costs (4)	0.5	0.01	0.3	-
(Gain) loss on sale of assets (5)	-	-	3.5	0.02
Asia Pacific and Africa (income)/loss (6)	0.6	(0.01)	2.8	0.01
Total adjustments	3.9	0.28	20.7	0.03
Adjusted	$ 38.2	$ 0.20	$ 44.9	$ 0.27

NOTE: The tables above reflect EPS adjustments based on the Company's full year effective tax rate for 2018 and 2017 of 40%
* Historical results have been recast to reflect the Company’s adoption of ASU 2017-07, “Compensation - Retirement Benefits (Topic 715)”

(1)
The Company's adjustment for the non-cash convertible debt interest expense reflects the accretion of the equity component of the 2029 convertible notes, which is reflected in the income statement as interest expense.

(2)
Mark to market (gains) and losses on derivative instruments represents the current period changes in the fair value of commodity instruments designated as economic hedges. The Company adjusts for the changes in fair values of these commodity instruments as the earnings associated with the underlying contracts have not been recorded in the same period.

(3)
Restructuring and divestiture costs represent costs associated with the Company's announced restructuring and divestiture programs as well as costs associated with the review of strategic alternatives that resulted in the previously announced definitive merger agreement with Prysmian. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs and closing of the merger.

(4)
Legal and investigative costs represent costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices Act investigation. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of these investigations which are considered to be outside the normal course of business.

(5)
Gains and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations.

(6)
The adjustment excludes the impact of operations in the Africa and Asia Pacific segment which are not considered "core operations" under the Company's strategic roadmap. The Company has divested or closed these operations which are not expected to continue as part of the ongoing business. For accounting purposes, the continuing operations in Africa and Asia Pacific do not meet the requirement to be presented as discontinued operations.

About General Cable
General Cable (NYSE:BGC), with headquarters in Highland Heights, Kentucky, is a global leader in the development, design, manufacture, marketing and distribution of aluminum, copper and fiber optic wire and cable products for the energy, communications, automotive, industrial, construction and specialty segments. General Cable is one of the largest wire and cable manufacturing companies in the world, operating manufacturing facilities in its core geographical markets, and has sales representation and distribution worldwide. For more information about General Cable visit our website at www.generalcable.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release including, without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures, understanding of competition, projected sources of cash flow, potential legal liability, proposed legislation and regulatory action, and our management’s beliefs, expectations or opinions, are forward-looking statements, and as such, we desire to take advantage of the “safe harbor” which is afforded to such statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, or the negative of these expressions, although not all forward-looking statements contain these identifying words.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (1) general economic conditions, particularly those in the construction, energy and information technology sectors; (2) the volatility in the price of raw materials, particularly copper and aluminum; (3) the announced review of strategic alternatives, including a potential sale of the Company, and the decision to engage or not to engage in any strategic alternative, could cause disruptions in the business; (4) our ability to maintain or negotiate and consummate new business or strategic relationships or transactions; (5) impairment charges with respect to our long-lived assets; (6) our ability to execute our plan to exit all of our Asia Pacific and African operations; (7) our ability to achieve all of our anticipated cost savings associated with our previously announced global restructuring plan; (8) our ability to invest in product development, to improve the design and performance of our products; (9) economic, political and other risks of maintaining facilities and selling products in foreign countries; (10) domestic and local country price competition; (11) our ability to successfully integrate and identify acquisitions; (12) the impact of technology; (13) our ability to maintain relationships with our distributors and retailers; (14) the changes in tax rates and exposure to new tax laws; (15) our ability to adapt to current and changing industry standards; (16) our ability to execute large customer contracts; (17) our ability to maintain relationships with key suppliers; (18) the impact of fluctuations in foreign currency rates; (19) compliance with foreign and U.S. laws and regulations, including the Foreign Corrupt Practices Act; (20) our ability to negotiate extensions of labor agreements; (21) our ability to continue our uncommitted accounts payable confirming arrangements; (22) our exposure to counterparty risk in our hedging arrangements; (23) our ability to achieve target returns on investments in our defined benefit plans; (24) possible future environmental liabilities and asbestos litigation; (25) our ability to attract and retain key employees; (26) our ability to make payments on our indebtedness; (27) our ability to comply with covenants in our existing or future financing agreements; (28) lowering of one or more of our debt ratings; (29) our ability to maintain adequate liquidity; (30) our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; (31) the trading price of our common stock; and (32) other material factors.

See Item 1A of the Company’s 2017 Annual Report on Form 10‑K as filed with the SEC on February 28, 2018 and subsequent SEC filings for a more detailed discussion on some of these risks.

Forward-looking statements reflect the views and assumptions of management as of the date of this press release with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Contact:
Investor Relations
(859) 572-8684

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Fiscal Months Ended
	March 30,	March 31,
	2018	2017
Net sales	$1,020.5	$918.2
Cost of sales	914.8	799.2
Gross profit	105.7	119.0

Selling, general and administrative expenses	71.4	94.8
Operating income (loss)	34.3	24.2
Other income (expense)	(15.6)	14.6
Interest income (expense):
Interest expense	(19.2)	(20.7)
Interest income	0.9	0.6
	(18.3)	(20.1)

Income (loss) before income taxes	0.4	18.7
Income tax (provision) benefit	(4.6)	(6.3)
Net income (loss) including noncontrolling interest	(4.2)	12.4
Less: net income (loss) attributable to noncontrolling interest	0.1	—
Net income (loss) attributable to Company common shareholders	$(4.3)	$12.4

Earnings (loss) per share - Net income (loss) attributable to Company common shareholders per common share
Earnings (loss) per common share - basic	$(0.08)	$0.25
Weighted average common shares - basic	50.9	49.8
Earnings (loss) per common share - assuming dilution	$(0.08)	$0.24
Weighted average common shares - assuming dilution	50.9	51.6

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
Segment Information
(in millions)
(unaudited)

	Three Fiscal Months Ended
	March 30,	March 31,
	2018	2017
Revenues (as reported)
North America	$586.1	$543.0
Europe	264.6	181.0
Latin America	168.2	157.9
Africa / Asia Pacific	1.6	36.3
Total	$1,020.5	$918.2

Revenues (metal adjusted) (1)
North America	$586.1	$587.0
Europe	264.6	193.0
Latin America	168.2	176.0
Africa / Asia Pacific	1.6	39.2
Total	$1,020.5	$995.2

Metal Pounds Sold
North America	147.9	141.7
Europe	39.2	36.8
Latin America	50.4	56.3
Africa / Asia Pacific	—	9.0
Total	237.5	243.8

Operating Income (loss)
North America	$20.7	$25.4
Europe	7.6	(3.1)
Latin America	6.6	4.7
Africa / Asia Pacific	(0.6)	(2.8)
Total	$34.3	$24.2

Adjusted Operating Income (loss) (2)
North America	$24.0	$41.4
Europe	7.6	(1.4)
Latin America	6.6	4.9
Total	$38.2	$44.9

Return on Metal Adjusted Sales (3)
North America	4.1%	7.1%
Europe	2.9%	(0.7)%
Latin America	3.9%	2.8%
Total	3.7%	4.7%

Capital Expenditures
North America	$5.4	$21.1
Europe	3.8	11.9
Latin America	3.8	2.0
Africa / Asia Pacific	—	0.2
Total	$13.0	$35.2

Depreciation & Amortization
North America	$7.7	$9.2
Europe	6.1	5.5
Latin America	3.3	4.2
Africa / Asia Pacific	—	0.6
Total	$17.1	$19.5

Revenues by Major Product Lines
Electric Utility	$354.1	$323.2
Electrical Infrastructure	266.2	237.5
Construction	225.8	198.9
Communications	127.9	116.8
Rod Mill Products	46.5	41.8
Total	$1,020.5	$918.2

(1) Metal-adjusted revenues, a non-GAAP financial measure, is provided in order to eliminate an estimate of metal price volatility from the comparison of revenues from one period to another.
(2) Adjusted operating income (loss) is a non-GAAP financial measure. The Company is providing adjusted operating income (loss) on a segment basis because management believes it is useful in analyzing the operating performance of the business and is consistent with how management reviews the underlying business trends. A reconciliation of segment reported operating income (loss) to segment adjusted operating income (loss) is provided in the appendix of the First Quarter 2018 Investor Presentation, located on the Company's website.

(3) Return on Metal Adjusted Sales is calculated on Adjusted Operating Income (Loss).

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share data)

Assets	March 30, 2018	December 31, 2017
	(unaudited)
Current Assets:
Cash and cash equivalents	$53.5	$84.7
Receivables, net of allowances of $19.3 million at March 30, 2018
and $19.2 million at December 31, 2017	811.9	714.2
Inventories	728.7	736.1
Prepaid expenses and other	61.5	60.0
Total current assets	1,655.6	1,595.0

Property, plant and equipment, net	526.1	530.3
Deferred income taxes	7.2	7.9
Goodwill	11.0	11.0
Intangible assets, net	22.1	23.3
Unconsolidated affiliated companies	0.2	0.2
Other non-current assets	58.1	67.6
Total assets	$2,280.3	$2,235.3

Liabilities and Total Equity
Current Liabilities:
Accounts payable	$444.9	$437.5
Accrued liabilities	254.5	308.8
Current portion of long-term debt	33.9	46.9
Total current liabilities	733.3	793.2

Long-term debt	1,135.5	1,038.8
Deferred income taxes	114.4	108.6
Other liabilities	163.8	162.9
Total liabilities	2,147.0	2,103.5

Total Equity:
Common stock, $0.01 par value, issued and outstanding shares:
March 30, 2018 - 50,728,522 (net of 7,910,174 treasury shares)
December 31, 2017 - 50,583,870 (net of 8,054,826 treasury shares)	0.6	0.6
Additional paid-in capital	704.7	706.6
Treasury stock	(149.9)	(151.9)
Retained earnings (deficit)	(197.7)	(195.3)
Accumulated other comprehensive loss	(227.1)	(230.8)
Total Company shareholders' equity	130.6	129.2
Noncontrolling interest	2.7	2.6
Total equity	133.3	131.8
Total liabilities and equity	$2,280.3	$2,235.3

GENERAL CABLE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Fiscal Months Ended
	March 30, 2018	March 31, 2017
Cash flows of operating activities:
Net income (loss) including noncontrolling interest	$(4.2)	$12.4
Adjustments to reconcile net income (loss) to net cash flows of operating activities:
Depreciation and amortization	17.1	19.5
Foreign currency exchange (gain) loss	2.1	(2.0)
Non-cash interest charges	1.0	1.0
Deferred income taxes	3.4	(2.3)
(Gain) loss on disposal of subsidiaries	—	3.5
(Gain) loss on disposal of property	—	2.9
Changes in operating assets and liabilities, net of effect of divestitures:
(Increase) decrease in receivables	(24.6)	(1.9)
(Increase) decrease in inventories	(36.5)	(42.8)
(Increase) decrease in other assets	(6.9)	(2.5)
Increase (decrease) in accounts payable	8.2	19.1
Increase (decrease) in accrued and other liabilities	(45.1)	(95.4)
Net cash flows of operating activities	(85.5)	(88.5)
Cash flows of investing activities:
Capital expenditures	(13.0)	(35.2)
Proceeds from properties sold	—	0.3
Disposal of subsidiaries, net of cash disposed of	—	5.3
Net cash flows of investing activities	(13.0)	(29.6)
Cash flows of financing activities:
Dividends paid to shareholders	(9.2)	(9.4)
Proceeds from debt	538.8	731.7
Repayments of debt	(459.5)	(622.4)
Net cash flows of financing activities	70.1	99.9
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.9)	0.8
Increase (decrease) in cash, cash equivalents and restricted cash	(30.3)	(17.4)
Cash, cash equivalents and restricted cash — beginning of year	96.2	103.6
Cash, cash equivalents and restricted cash — end of year	$65.9	$86.2